[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT 10.47

AMENDMENT TO LICENSE AGREEMENT

This Amendment to the Licence Agreement (the “Amendment”) is effective as of the 1st day of March 1999 between Elan Corporation, plc and Solvay Pharmaceutical, Inc.

Introduction

A. ELAN and COMPANY entered into a Licence Agreement dated 22nd December, 1997 (the “Agreement”).

B. COMPANY requested and ELAN agreed, to conduct Additional Development Work (as defined below) to that specified in the PROJECT. Such Additional Development Work was conducted by ELAN in accordance with the terms of the Agreement. As a result of such Additional Development Work having been performed, ELAN and COMPANY have agreed to amend STAGE III of the PROJECT.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

1. Definitions and Incorporation. Unless otherwise defined, all terms used herein shall have the meaning ascribed to them in the Agreement, and the terms and provisions of the Agreement are incorporated herein by reference as though set forth in full.

2. Financial Provisions.

2.1. At the COMPANY’s request, ELAN conducted the additional development work set out in Schedule A (“Additional Development Work”) during STAGE II of the PROJECT. The COMPANY is responsible for the cost of such Additional Development Work in accordance with [ * ] of the Agreement. The parties have agreed that $[ * ] is presently owing and due to ELAN by COMPANY in respect of such Additional Development Work.

2.2. As a result of the Additional Development Work conducted during STAGE II of the PROJECT, ELAN and COMPANY have agreed to reduce the work programme outlined for STAGE III of the PROJECT in Appendix B in the Agreement. The parties have agreed to a reduction in the work requirements relating to the [ * ] originally envisaged and included in the STAGE III programme and costing. As a result of such agreed reductions, the cost of STAGE III of the PROJECT, unless modified by further agreement of the parties, to be paid by COMPANY to ELAN under [ * ] of the Agreement shall be reduced from $[ * ] to $[ * ]. For the avoidance of doubt, the STAGE III development fee shall be paid upon COMPANY’s election and notification in writing to ELAN to commence with STAGE III.

2.3. ELAN and COMPANY shall review in good faith whether ELAN’ s ability to complete STAGE III within the strict time periods set out in [ * ] shall be impinged as a result of the COMPANY’s modifications to the work programme for STAGE HI of the PROJECT as outlined in Clause 2.2 of this Amendment or any delay in the commencement of such work programme due to COMPANY’s modifications. For the avoidance of doubt, in the event that there is any delay in the completion of STAGE III as a result of such modifications of the aforementioned work programme, the parties shall agree in good faith an appropriate mechanism to remedy any such delay and extend the time periods set out in [ * ]. In the event that the parties fail to reach agreement on such appropriate mechanism, the dispute may be referred to arbitration pursuant to Clause 12.2 of the Agreement.

3. Reaffirmation of the Agreement and Other Documents. Except as modified herein, all of the covenants, terms and conditions of the Agreement, and all documents, instruments and agreements executed in conjunction therewith remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the covenants, terms and conditions of the Agreement or any documents, instruments or agreements executed in conjunction therewith, the terms and conditions of this Amendment shall govern and control.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which together shall constitute an original but which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SOLVAY PHARMACEUTICALS, INC.		ELAN CORPORATION, PLC

By:	/s/ Harold Shlevin	By:	/s/ Larry A. Sternson
Name:	Harold H. Shlevin, Ph.D.	Name:	Larry Sternson
Title:	Sr. Vice President Business Development and Scientific Affairs	Title:	President, EPT (A Division of Elan Corporation , PLC)
Date:	6/1/99	Date:	10 June 1999

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Schedule A

ADDITIONAL DEVELOPMENT WORK

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.